Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Planar Systems, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-89372) and Registration Statements on Forms S-8 (File Nos. 33-82696, 33-82688, 33-90258, 333-45191, 333-37502, 333-86886, 333-101145, 333-101147, 333-101148, and 333-123684) of Planar Systems, Inc. and subsidiaries of our reports dated December 12, 2005, with respect to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 30, 2005 and September 24, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 Annual Report on Form 10-K of Planar Systems, Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

December 12, 2005